UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 3, 2025

SOLAREDGE TECHNOLOGIES, INC
(Exact name of registrant as specified in its charter)

Delaware	001-36894	20-5338862
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Hamada Street, Herziliya Pituach, Israel	4673335
(Address of Principal executive offices)	(Zip Code)

Registrant’s Telephone number, including area code: 972 (9) 957-6620

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SEDG	Nasdaq (Global Select Market)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ◻

Item 5.07.          Submission of Matters to a Vote of Security Holders.

At the Annual Meeting on June 3, 2025, the stockholders voted on four matters: (i) the election of Ms. Betsy Atkins, Mr. Yoram Tietz, Mr. Gilad Almogy, Mr. Avery More, Mr. Nadav Zafrir, and Mr. Shuki Nir as members of the Board of Directors; (ii) ratification of the appointment of Kost Forer Gabbay & Kasierer, a member of EY Global as the Company’s auditors for the year ending December 31, 2025; (iii) approval, on an advisory and non-binding basis, of the compensation of the Company’s named executive officers; and (iv) an amendment to the Company’s Restated Certificate of Incorporation to limit the liability of certain officers as is or may be permitted under Delaware law.

Proposal No. 1. Election of Directors.

The following director nominees were elected as directors, each to hold office until the 2026 annual meeting of stockholders and until his or her successor is elected and qualified, by the vote set forth below:

	For	Against	Abstain	Broker Non-Votes
Ms. Betsy Atkins	18,320,262	3,398,999	177,448	7,977,821
Mr. Yoram Tietz	21,123,748	716,732	56,229	7,977,821
Mr. Gilad Almogy	21,645,897	195,926	54,886	7,977,821
Mr. Avery More	19,145,631	2,696,123	54,955	7,977,821
Mr. Nadav Zafrir	20,547,201	1,282,229	67,279	7,977,821
Mr. Shuki Nir	20,342,064	1,500,076	54,569	7,977,821

Proposal No. 2. Ratification of Appointment of Registered Public Accounting Firm.

The appointment of Kost Forer Gabbay & Kasierer, a member of EY Global as the Company’s independent registered public accounting firm for the year ending December 31, 2025, was ratified by the vote set forth below:

For	Against	Abstain	Non-Votes
29,525,008	182,459	167,063	-

Proposal No. 3. Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers.

The compensation of the Company’s named executive officers as disclosed in the proxy statement was approved by an advisory vote, as set forth below:

For	Against	Abstain	Non-Votes
19,049,835	2,798,385	48,489	7,977,821

Proposal No. 4. Amendment to the Company’s Restated Certificate of Incorporation to Limit the Liability of Certain Officers.

The amendment to the Company’s Restated Certificate of Incorporation which provides for the elimination of monetary liability of certain officers in certain limited circumstances as is or may be permitted under Delaware as permitted by law, was voted on as set forth below:

For	Against	Abstain	Non-Votes
20,149,949	1,717,406	29,354	7,977,821

Proposal No. 4 was not approved even though over 92% of the voting power voted FOR the approval of an exculpation amendment to the Company’s Restated Certificate of Incorporation. This is solely due to the higher applicable voting standard under Delaware law that applies to certificate amendments (majority of outstanding shares as opposed to majority of voting power of the stock, present or represented by proxy and entitled to vote on the matter).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAREDGE TECHNOLOGIES, INC.

Date: June 5, 2025	By:	/s/ Dalia Litay
	Name:	Dalia Litay
	Title:	Chief Legal Officer and Corporate Secretary